Filed with the Securities and Exchange Commission on January 22, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITAMAR MEDICAL LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9 Halamish Street
Caesarea 3088900, Israel
Tel: +972-4-6177000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Itamar Medical, Inc.
3290 Cumberland Club Drive
Atlanta, GA 30339
Tel: +1-888-748-2627
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua Kiernan Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, New York 10022 +1 212 906 1200	Ido Zemach Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel +972 3 608 9999

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Ordinary shares, par value NIS 0.01 per share(1)	1,310,000.00(3)	$25.28	$33,116,800.00	$3,613.04

(1)
American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-229100). Each ADS represents 30 ordinary shares.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares offered by this registration statement shall be deemed to cover such additional ordinary shares or other securities as may be issued as a result of share splits, share dividends or similar transactions.

(3)
Represents American Depositary Shares registered for resale by the selling shareholders.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices per share of our ADSs on the NASDAQ Capital Market on January 20, 2021.

(5)
Calculated in accordance with Rule 457(c) under the Securities Act, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 22, 2021
Prospectus
ITAMAR MEDICAL LTD.
39,300,000 Ordinary Shares

This prospectus relates solely to the resale or other disposition of up to 1,310,000 American Depositary Shares, or ADSs, representing 39,300,000 our ordinary shares by the selling shareholders.
The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of their ordinary shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
We are not selling any ADSs or ordinary shares under this prospectus, and will not receive any proceeds from the sale of ADSs or ordinary shares. The selling shareholders will sell the ordinary shares in accordance with the “Plan of Distribution” set forth in this prospectus. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of ADSs. We will bear certain costs, expenses and fees in connection with the registration of the ordinary shares.
Our ordinary shares are traded on the Tel Aviv Stock Exchange Ltd., or TASE, and the ADSs, each representing 30 of our ordinary shares, are traded on the Nasdaq Capital Market, or Nasdaq, both under the symbol “ITMR”. The closing price of the ADSs on Nasdaq on January 21, 2021 was $25.23 per ADS and the closing price of our ordinary shares on the TASE on January 21, 2021 was NIS 2.797 per share.
The selling shareholders and any broker-dealer executing sell orders on behalf of the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. See “Plan of Distribution.”

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
None of the Securities and Exchange Commission, or the SEC, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated                 , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may sell ADSs representing our ordinary shares from time to time and in one or more offerings up to and aggregate of 39,300,000 ordinary shares as described in this prospectus.
Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement.
Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neiter we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Itamar Medical Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.
All references in this prospectus to “NIS,” refer to New Israeli Shekels and the terms “dollar,” “USD” or “$” refer to U.S. dollars.

ii

OUR COMPANY
Company Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe.
Sleep apnea is a chronic disease affecting 54 to 60 million people in the United States and almost one of every four adults over the age of 40 in the United States. Sleep is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea tests’ market, accelerated by the Covid-19 outbreak during 2020, is an underlying trend that, combined with our offer of a full digital health sleep apnea solution we believe, will continue to propel our key growth drivers in the short term, as well as penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumers demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on Nasdaq in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is, 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information — Risk Factors” in our most recent Annual Report on Form 20-F and any Current Reports on Form 6-K we file or furnish to the SEC after the date of this prospectus and incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, or the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement may include, but are not limited to, statements about:
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the development of our products;

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the potential attributes and benefit of our products and their competitive position;

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our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

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our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

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our ability to acquire or in-license new product candidates;

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potential strategic relationships; and

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the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with, or furnish to, the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of ADSs representing ordinary shares covered hereby. The selling shareholders will receive all of the proceeds from this offering.
We have agreed to pay certain costs, expenses and fees relating to the registration of our ordinary shares covered by this prospectus. The selling shareholders have agreed to pay any underwriting discounts and commissions or similar charges incurred for the sale of such ADSs.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDERS
This prospectus relates to the possible resale by certain of our shareholders, whom we refer to in this prospectus as the “selling shareholders,” from time to time of ADSs representing up to an aggregate of 39,300,000 ordinary shares, all of which were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.
The selling shareholders are parties to a Share Purchase Agreement with us, dated August 26, 2015, in which we agreed, among other matters, to register for resale the ordinary shares that we issued to the selling shareholders in private placement transactions on November 5, 2015.
We do not know whether, when or in what amounts the selling shareholders may sell or otherwise dispose of the ordinary shares covered hereby. The selling shareholders might not sell or dispose of any or all of the ordinary shares covered by this prospectus or may sell or dispose of some or all of such ordinary shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of ordinary shares covered by this prospectus and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the ordinary shares covered by this prospectus, we cannot estimate the number of ordinary shares that will be held by the selling shareholders after completion of the offering.
Information about the selling shareholders, where applicable, the amount of ordinary shares owned by each selling shareholder prior to the offering, the number of ADSs to be offered by each selling shareholder and the amount of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
The selling shareholders may not sell any ADSs pursuant to this prospectus until we have identified the number of ADSs being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Our authorized share capital consists of 750,000,000 ordinary shares, par value NIS 0.01 per share, of which 425,535,104 shares were issued and outstanding as of December 31, 2020.
For a description of our ordinary shares and ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.

PLAN OF DISTRIBUTION
The selling shareholders, including their pledgees, donees, transferees, assignees and others who later come to hold some or all of the ADSs representing ordinary shares covered by this prospectus, may from time to time offer some or all of the ADSs. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling shareholders have agreed to pay any underwriting discounts and commissions or similar charges incurred for the sale of ADSs. We will not receive any proceeds from the sale of ADSs representing ordinary shares covered hereby.
The selling shareholders may sell ADSs representing ordinary shares covered by this prospectus from time to time, and may also decide not to sell all or any of the ADSs. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling shareholders in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the ADSs for whom they may act as agent;

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one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

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purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

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the pledge of ADSs for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of ordinary shares;

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short sales or transactions to cover short sales relating to the ADSs;

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one or more exchanges or over-the-counter market transactions;

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through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

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privately negotiated transactions;

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the writing of options, whether the options are listed on an options exchange or otherwise;

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distributions to creditors and equity holders of the selling shareholders; and

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any combination of the foregoing, or any other available means allowable under applicable law.

A selling shareholder may also resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:
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the name of the shareholder and the participating broker-dealer;

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the number of ADSs offered;

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the price of such ADSs;

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the proceeds to the selling shareholders from the sale of such ADSs;

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the names of the underwriters or agents, if any;

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any underwriting discounts, agency fees or other compensation to underwriters or agents; and

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any discounts or concessions allowed or paid to dealers.

In connection with sales of ADSs representing ordinary shares covered hereby, the selling shareholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act.
In addition, we or the selling shareholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling shareholders or their affiliates in the ordinary course of business.
The selling shareholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the ADSs by the selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ordinary shares. These restrictions may affect the marketability of such ordinary shares.
In order to comply with applicable securities laws of some states, the ADSs may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any ordinary shares of a selling shareholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

EXPENSES OF THE OFFERING
The following is a statement of expenses in connection with the distribution of the securities registered. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$3,613.04
Financial Industry Regulatory Authority, Inc. filing fee	$5,451.80
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*
To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in Israel. Service of process upon us our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.
We have irrevocably appointed Itamar Medical, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 3290 Cumberland Club Drive, Atlanta GA 30339.
We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:
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subject to limited exceptions, the judgment is final and non-appealable;

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the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

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the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

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the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

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adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

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the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

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the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

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an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

MATERIAL TAX CONSIDERATIONS
The material Israel and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
The validity of the offered securities and certain other legal matters of Israeli law will be passed upon for us by Goldfarb Seligman & Co. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.
The registered business address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, P.O. Box 609, Tel Aviv 6100601.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate the following documents by reference:
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our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

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the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020;

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the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020;

•
our Current Report on Form 6-K furnished with the SEC on November 17, 2020;

•
Exhibit 10.1 to our Registration Statement on Form F-3 filed with the SEC on November 18, 2020; and

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

39,300,000 Ordinary Shares

PROSPECTUS

                 , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Under the Israeli Companies Law, 1999, or the Companies Law, an Israeli company may not exempt an office holder from his or her liability for a breach of the duty of loyalty to the company, but may exempt an office holder, in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the company (except with regard to distributions), if the articles of association so provide. Our articles of association permit us to exempt our office holders, retroactively or in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the Company, up to the highest amount permitted by law.
As permitted by the Companies Law, our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders concerning an act performed by him or her in his or her capacity as an office holder for:
•
a breach of his or her duty of care to us or to another person;

•
a breach of his or her duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests;

•
a financial liability imposed upon him or her in favor of another person;

•
a financial liability that may be instituted against him or her in favor of a payment for a breach offended at an administrative proceeding, or an Administrative Proceeding, pursuant to Section 52(54)(a)(1)(a) of the Israeli Securities Law, if applicable, and payments made to injured persons under specific circumstances thereunder;

•
expenses he or she incurs as a result of Administrative Proceedings that may be instituted against him or her, including reasonable litigation expenses; and

•
any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the Company.

As permitted by the Companies Law, our articles of association provide that we may indemnify any of our office holders for an act performed in his or her capacity as an office holder, retroactively (after the liability has been incurred) or in advance against the following:
•
a financial liability incurred by, or imposed on, him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court; provided that our undertaking to indemnify with respect to such events on a prospective basis is, according to the Companies Law, limited to events that our Board of Directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or standard that our Board of Directors determines to be reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify;

•
reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him or concluded with the imposition of a financial liability in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent, all according to the law, or in connection with a financial sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or charged to him or her by a court, resulting from the following: proceedings we institute against him or her or instituted on our behalf or by another person; a criminal indictment from which he or she was acquitted; or a criminal indictment in which he or she was convicted for a criminal offense that does not require proof of intent;.

•
a financial liability that may be instituted against him or her in favor of a payment for a breach offended at an Administrative Proceeding, if applicable, and payments made to injured persons under specific circumstances thereunder;

•
expenses paid in connection with an Administrative Proceeding which was instituted against him or her, including reasonable litigation expenses, such as attorneys’ fees; and

•
any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder in the Company.

The Companies Law provides that a company may not indemnify an office holder nor exculpate an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:
•
a breach by the office holder of his or her duty of loyalty, unless with respect to indemnification and insurance for a breach of the duty of loyalty in which the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly, unless it was committed only negligently;

•
any act or omission committed with the intent to derive an illegal personal benefit; or

•
any fine levied against the office holder.

In addition, under the Companies Law, exculpation of, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, our office holders must be approved by our Compensation Committee and our Board of Directors and, in specified circumstances, such as if the office holder is a director or a controlling shareholder, is generally required to be approved by our shareholders.
Item 9. Exhibits.
Exhibit Number	Exhibit Title
3.1†	Memorandum of Association of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
3.2†	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
4.1	Form of Deposit Agreement between the Registrant, The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, including the Form of American Depositary Shares (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
4.2	Specimen of Ordinary Share Certificate (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Somekh Chaikin (a member of KPMG International), an independent registered public accounting firm.
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to the registration statement).

†
Unofficial English translation of Hebrew original

Item 10. Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e)   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on January 22, 2021.
ITAMAR MEDICAL LTD.
By:
/s/ Gilad Glick

Name: Gilad Glick
Title:   Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Gilad Glick and Shy Basson, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gilad Glick Gilad Glick	President and Chief Executive Officer (Principal Executive Officer)	January 22, 2021
/s/ Shy Basson Shy Basson	Chief Financial Officer and U.S. Chief Operating Officer (Principal Financial and Accounting Officer)	January 22, 2021
/s/ Giora Yaron Ph.D. Giora Yaron Ph.D.	Chairman of the Board	January 22, 2021
/s/ Ilan Biran Ilan Biran	Member of the Board	January 22, 2021
/s/ Jonathan Kolber Jonathan Kolber	Member of the Board	January 22, 2021
/s/ Sami Totah Sami Totah	Member of the Board	January 22, 2021

Signature	Title	Date
/s/ Christopher M. Cleary Christopher M. Cleary	Member of the Board	January 22, 2021
/s/ Yaffa Krindel Sieradzki Yaffa Krindel Sieradzki	Member of the Board	January 22, 2021
/s/ Zipora (Tzipi) Ozer-Armon Zipora (Tzipi) Ozer-Armon	Member of the Board	January 22, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Itamar Medical Ltd. has signed this registration statement on January 22, 2021.
ITAMAR MEDICAL, INC.
By:
/s/ Gilad Glick

Name: Gilad Glick
Title:   President and CEO